Exhibit 1.1

Execution Version

LYB International Finance III, LLC

$500,000,000 5.125% Guaranteed Notes due 2031

$1,000,000,000 5.875% Guaranteed Notes due 2036

Fully and Unconditionally Guaranteed by LyondellBasell Industries N.V.

UNDERWRITING AGREEMENT

November 10, 2025

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

As Representatives of the several Underwriters listed in Schedule A

Ladies and Gentlemen:

1.	Introductory. LYB International Finance III, LLC, a Delaware limited liability company (the “Issuer”) and wholly owned indirect subsidiary of LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Issuer’s 5.125% Guaranteed Notes due 2031 (the “2031 Notes”) and $1,000,000,000 aggregate principal amount of the Issuer’s 5.875% Guaranteed Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”), to be fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantees” and, together with the Notes, the “Securities”). Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Securities. The Securities will be issued pursuant to the base indenture dated as of October 10, 2019, as supplemented through the Closing Date (as defined below) (the “Base Indenture,” and as supplemented by (i) the supplemental indenture dated May 17, 2023, among the Issuer, the Company, Computershare Trust Company, N.A., as base trustee (as successor to Wells Fargo Bank, National Association) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Supplemental Indenture”) and (ii) the Officer’s Certificate (the “Officer’s Certificate”) to be dated as of the Closing Date (as defined below) establishing the terms of the Securities, the “Indenture”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”).

This agreement (the “Agreement”), the Indenture and the Notes are hereinafter referred to as the “Transaction Documents.”

2.	Representations and Warranties of the Issuer and the Company. The Issuer and the Company, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the Issuer have filed with the Commission a registration statement on Form S-3 (No. 333-283755), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:15 P.M. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that the form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)	Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Securities and (B) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(a) hereof.

(c)	Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (B) at the time the Company, the Issuer or any person acting on the Company’s or the Issuer’s behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, each of the Company and the Issuer was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)	Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii)	Eligibility to Use Automatic Shelf Registration Form. Neither the Company nor the Issuer has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters, the Company or the Issuer receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Issuer will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company and the Issuer will take all other action necessary or appropriate to permit the public offer and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Issuer has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)	Filing Fees. The Company and the Issuer have paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b), 457(n) and 457(r).

(d)	Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company, the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, neither the Company nor the Issuer was and (ii) at the date of this Agreement, neither the Company nor the Issuer is an “ineligible issuer,” as defined in Rule 405.

(e)	General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 10, 2025, including the base prospectus, dated December 12, 2024 (which is the most recent Statutory Prospectus distributed to investors generally), including any documents incorporated by reference therein, and the pricing term sheet (the “Pricing Term Sheet”), in the form attached hereto as Exhibit A, and any other information stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(a) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the documents incorporated by reference in the General Disclosure Package and the Final Prospectus, when they were filed with the Commission, do not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(f)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company or the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company and the Issuer have promptly notified or will promptly notify the Representatives and (ii) the Company and the Issuer have promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(a) hereof. Each Issuer Free Writing Prospectus, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(g)	The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer.

(h)	Authorization of the Notes. The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Issuer. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(i)	Authorization of the Guarantees. The Guarantees have been duly authorized by the Company; and the Guarantees, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(j)	Authorization of the Base Indenture. The Base Indenture has been duly authorized, validly executed and delivered by each of the Company and the Issuer and constitutes a valid and binding agreement of each of the Company and the Issuer, enforceable against the Company and the Issuer in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(k)	Authorization of the Supplemental Indenture. The Supplemental Indenture has been duly authorized, validly executed and delivered by each of the Company and the Issuer and constitutes a valid and binding agreement of each of the Company and the Issuer, enforceable against the Company and the Issuer in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(l)	Authorization of the Officer’s Certificate. The Officer’s Certificate has been duly authorized and, when executed and delivered by the Issuer, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

(m)	Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements, if any, relating thereto contained in the General Disclosure Package.

(n)	Incorporation and Good Standing of the Company. The Company has been duly incorporated and exists as a public limited liability company (naamloze vennootschap) under the laws of The Netherlands, with corporate power to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse change in or effect on the business, prospects, condition (financial or other), shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”).

(o)	Incorporation and Good Standing of the Issuer. The Issuer has been duly formed as a limited liability company under the laws of the State of Delaware, with the power to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(p)	Significant Subsidiaries. Each subsidiary of the Company that is a significant subsidiary as defined in Regulation S-X, Item 1-02(w) promulgated by the Commission (collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate, limited liability company or limited partnership) to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and all the outstanding shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests pursuant to the security agreements, pledge agreements, indentures, mortgages and deeds of trust securing or permitted by the Company’s senior secured debt as set forth in the General Disclosure Package and (iii) as otherwise set forth in the General Disclosure Package) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests or similar claims other than as disclosed in the General Disclosure Package or as would not result in a Material Adverse Change (each, a “Lien”).

(q)	Capitalization and Other Capital Stock Matters; Material Adverse Change. There has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any Material Adverse Change, from that set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and, except as set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability, direct or contingent, material to the Company and its subsidiaries taken as a whole.

(r)	No Finder’s Fee. Except as disclosed in the General Disclosure Package or contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(s)	Non-Violation of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation or memorandum or articles of association or bylaws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Change. The offer and sale of the Securities hereunder and the performance by each of the Company and the Issuer of their respective obligations under the Transaction Documents, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein and would not result in a Material Adverse Change), or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is party or by which the Company or any of its subsidiaries or their respective property is bound (except where any such imposition or creation of a Lien will not prevent the consummation of the transactions contemplated herein and would not reasonably be expected to result in a Material Adverse Change), nor will any such action result in any violation of (i) the provisions of the articles of association or the rules of the boards of directors of the Company or the Issuer or of any applicable law or statute or (ii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company or the Issuer for the offer and sale of the Securities by the Company and the Issuer hereunder or the consummation by the Company and the Issuer of the transactions contemplated by the Transaction Documents, as applicable, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Act and as may be required under state securities or blue sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters.

(t)	Preparation of the Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the General Disclosure Package present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the General Disclosure Package present fairly the information required to be stated therein. The other financial and statistical information and data included or incorporated by reference in the General Disclosure Package (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(u)	Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company (and its predecessor) and its subsidiaries are independent public accountants as required by the Act and the Exchange Act.

(v)	Disclosure Controls. Other than as set forth in the General Disclosure Package, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w)	Internal Controls and Procedures. Other than as set forth in the General Disclosure Package, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package, or in any document incorporated by reference therein, since the end of the Company’s most recent fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)	No Material Actions or Proceedings. Other than as set forth in the General Disclosure Package, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which would individually or in the aggregate reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company or the Issuer to perform their respective obligations under the Transaction Documents; and there are no statutes, regulations, contracts or other documents that are required by the Act to be disclosed in the Registration Statement and the General Disclosure Package which are not so disclosed (including by way of incorporation by reference).

(y)	Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as described or referred to in the General Disclosure Package or (ii) such other encumbrances and defects that do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries in any manner that would result in a Material Adverse Change; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(z)	Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described (including by way of incorporation by reference) in the Registration Statement and the General Disclosure Package which is not so described.

(aa)	All Necessary Permits, etc. Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, result in a Material Adverse Change; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Change.

(bb)	Tax Law Compliance. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns which have been required to be filed and have paid all taxes and all assessments received by them or any of them to the extent that such taxes or assessments have become due and are not being contested in good faith, except to the extent that the failure to file or pay, as applicable, such returns, taxes and assessments would not, individually or in the aggregate, result in a Material Adverse Change.

(cc)	Labor Matters. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to result in a Material Adverse Change.

(dd)	Compliance with and Liability under Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Change, and except as disclosed in the General Disclosure Package.

(ee)	Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except as disclosed in the General Disclosure Package.

(ff)	Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company does not have any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(gg)	ERISA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”), which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) is in compliance with ERISA, (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (iii) no “employee benefit plan” for which the Company or any ERISA Affiliate could have any liability has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) or Section 302 of ERISA) applicable to such plan or filed pursuant to Section 412(c) of the Code or Section 302(c) of ERISA an application for a waiver of the minimum funding standard with respect to any such “employee benefit plan,” (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” that has not been satisfied in full or (B) Sections 4971 or 4975 of the Code, and (v) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status and the Company is not aware of any circumstances reasonably likely to result in the loss of the qualification of any such plan under Section 401 of the Code. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member.

(hh)	No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the General Disclosure Package, neither the Company nor, to the knowledge of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or, has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”); or (iii) any other applicable anti-bribery or corruption law (collectively, the “Anti-Bribery Laws”). Except as otherwise disclosed in the General Disclosure Package, the Company and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii)	No Conflict with Anti-Money Laundering Laws. Except as otherwise disclosed in the General Disclosure Package, the operations of the Company and, to the knowledge of the Company, the operations of its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened. Except as otherwise disclosed in the General Disclosure Package, the Company and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the Anti-Money Laundering Laws and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)	No Conflict with Sanctions Laws. Except as otherwise disclosed in the General Disclosure Package, neither the Company nor, to the knowledge of the Company, any of its subsidiaries (collectively (for purposes of this paragraph only), the “Company”) or any director, officer, employee, agent, controlled affiliate or representative of the Company is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council (“UNSC”), the European Union (“EU”), HM Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is (i) the subject of Sanctions or (ii) owned 50% or more by or otherwise controlled by, or acting on behalf of, any Person that is the subject of Sanctions.

(kk)      Reserved.

(ll)	No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the General Disclosure Package.

(mm)	Not an “Investment Company.” Neither the Company nor the Issuer is and, after giving effect to the offer and sale of the Securities and the application of the net proceeds thereof as described in the General Disclosure Package, neither the Company nor the Issuer will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)	Ratings. Since January 1, 2025, no “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s or the Issuer’s retaining any rating assigned to the Company or any subsidiary, any securities of the Company or any subsidiary or has indicated to the Company that it is considering the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned of the Company or any subsidiary or any securities of the Company or any subsidiary.

(oo)	Regulations T, U and X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them, other than the Underwriters, as to which the Company does not make any representations, has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(pp)	No Price Stabilization or Manipulation. Neither the Company nor the Issuer has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Issuer to facilitate the sale or resale of the Securities.

(qq)	Residency of Company. The Company is resident in the United Kingdom for tax purposes.

(rr)	Securities Free of Taxes. Except for any net income, capital gains and/or franchise taxes imposed on the Underwriters by The Netherlands or the United Kingdom or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by the Transaction Documents and the General Disclosure Package) between the Underwriters and the jurisdiction imposing such tax, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are required to be paid by or on behalf of the Underwriters to The Netherlands or the United Kingdom or any political subdivision or taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of the Transaction Documents or any other document or instrument to be furnished hereunder or thereunder; (ii) the sale of the Securities to the Underwriters in the manner contemplated herein; or (iii) the initial resale and delivery of such Securities by the Underwriters in the manner contemplated in the General Disclosure Package.

(ss)	Local Qualification. It is not necessary under the laws of The Netherlands (i) to enable the Underwriters to enforce their rights under this Agreement or any other document or instrument to be furnished hereunder, to enable any holder of Securities to enforce their respective rights under the Indenture, the Securities or any other document or instrument to be furnished thereunder, provided that they are not otherwise engaged in business in The Netherlands, or (ii) solely by reason of the execution, delivery or consummation of the Transaction Documents or the offering or sale of the Securities, for any of the Underwriters, any holder of Securities or the Company or the Issuer to be licensed, qualified or entitled to carry out business in The Netherlands.

(tt)	Form of Transaction Documents. The Transaction Documents and any other document or instrument to be furnished hereunder or thereunder are in proper form under the laws of The Netherlands for the enforcement thereof against the Company or the Issuer, and to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of each of the Transaction Documents and any other document or instrument to be furnished hereunder or thereunder, it is not necessary that any such document or instrument to be furnished hereunder or thereunder be filed or recorded with any court or other authority in The Netherlands.

(uu)	Distributions on the Securities. Except as disclosed in the General Disclosure Package, all interest and other distributions on the Securities may under the current law and regulations of The Netherlands and the United Kingdom be paid in U.S. dollars that may be freely transferred out of The Netherlands and the United Kingdom and all such interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of The Netherlands or the United Kingdom and are otherwise free and clear of any other tax, withholding or deduction in The Netherlands and the United Kingdom and without the necessity of obtaining any consent, approval, authorization, filing with or order of any court or governmental agency or body in The Netherlands or the United Kingdom.

(vv)	Submission to Jurisdiction; Agent for Service of Process. The Company has the power to submit, and pursuant to Section 16(a) of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16(a) of this Agreement), and has the power to designate, appoint and empower, and pursuant to Section 16(a) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(ww)	Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of The Netherlands.

(xx)	Cybersecurity. To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries) (collectively, “IT Systems and Data”), nor any investigations under internal review relating to the same, except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Change; and the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

3.	Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the respective principal amount of Notes set forth opposite the name of each such Underwriter on Schedule A hereto at a purchase price equal to 99.206% of the principal amount of the 2031 Notes and 98.629 % of the principal amount of the 2036 Notes, in each case plus accrued interest, if any, from November 13, 2025 to the Closing Date.

The Issuer will deliver the Notes through the facilities of DTC to or as instructed by the Representatives for the accounts of the several Underwriters against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the account specified by the Company at 10:00 A.M., New York time, on November 13, 2025, or at such other date or time as shall be determined by agreement among the Representatives, the Company and the Issuer, such date and time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of all the Securities sold pursuant to the offering. On the Closing Date, the Company will deliver to the Trustee, as nominee for DTC, one or more global securities for each of the 2031 Notes and the 2036 Notes, in definitive form registered in the name of Cede & Co., as nominee of the DTC, through the office of Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017.

4.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.	Certain Agreements of the Company and the Issuer. The Company and the Issuer, jointly and severally, agree with the several Underwriters that:

(a)	Filing of Pricing Term Sheet and Final Prospectus. The Company and the Issuer will prepare and file the Pricing Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule. The Company and the Issuer will timely file the Final Prospectus pursuant to and in accordance with Rule 424(b). The Company and the Issuer will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b)	Filing of Amendments; Response to Commission Requests. The Company and the Issuer will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplement without the Representatives’ prior written consent (not to be unreasonably withheld), except that such consent shall not be required if, in the written opinion of outside counsel to the Company and the Issuer, such amendment or supplement is required by law; and the Company and the Issuer will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Issuer of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company and the Issuer will use their commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company and the Issuer will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at their own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)	Rule 158. As soon as practicable, but not later than the Availability Date, the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)	Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (none of which will be signed), including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to the earlier of (i) 5:30 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement and (ii) immediately prior to the delivery of the Notes on the Closing Date. All other such documents shall be so furnished as soon as available. If printing is requested by the Underwriters, the Company and the Issuer will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)	Use of Proceeds. The Company and the Issuer upon the Closing Date will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the General Disclosure Package and the Final Prospectus.

(g)	The Depositary. The Company and the Issuer will cooperate with the Underwriters and use their commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the DTC.

(h)	Blue Sky Qualifications. The Company and the Issuer will arrange to obtain the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives reasonably request and will continue such qualifications in effect so long as required for the resale of the Securities by the Underwriters; provided that in no event shall the Company or the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i)	Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as publicly available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j)	Payment of Expenses. The Company and the Issuer will pay all expenses incident to the performance of the obligations of the Company and the Issuer under this Agreement, including but not limited to (i) all such expenses incident to the sale and delivery of the Securities (including all printing and engraving costs, if any), (ii) all necessary issue, transfer and other stamp taxes in connection with the sale of the Securities by the Company and the Issuer to the Underwriters or the resale and delivery of such Securities by the Underwriters as contemplated in the Final Prospectus, (iii) all such fees and expenses of the Company’s and the Issuer’s counsel, independent public or certified public accountants and other advisors, (iv) all such costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the General Disclosure Package and the Final Prospectus (including financial statements and exhibits, as applicable), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, such attorneys’ fees and expenses incurred by the Company, the Issuer or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters pursuant to Section 5(f) hereof (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the General Disclosure Package or the Final Prospectus), (vi) such fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Notes with the ratings agencies, (viii) any filing fees incident to, and such fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all such fees and expenses (including reasonable out-of-pocket fees and expenses of counsel) of the Company and the Issuer in connection with approval of the Notes by the DTC for “book-entry” transfer, and the performance by the Company and the Issuer of their other respective obligations under this Agreement, (x) all such fees and expenses (including reasonable out-of-pocket fees and expenses of counsel) of the Company and the Issuer in connection with the performance by the Company and the Issuer of their respective obligations under this Agreement and (xi) all reasonable and documented marketing and “road show” expenses. Except as provided in this Section 5(j) and Sections 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, on a pro rata basis in accordance with the amount of Notes purchased by such Underwriter as set forth on Schedule A.

(k)	Absence of Manipulation. Neither the Company nor the Issuer will take, directly or indirectly, any action designed to, or that would constitute, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or the Issuer to facilitate the sale or resale of the Securities.

(l)	Restriction on Sale of Securities. From the date of this Agreement until the day after the Closing Date, neither the Company nor the Issuer will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any debt securities of the Company or the Issuer having a tenor of more than one year or securities exchangeable for or convertible into debt securities of the Company or the Issuer having a tenor of more than one year (other than as contemplated by this Agreement and the Final Prospectus).

(m)	USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, each of the Company and the Issuer acknowledges and agrees that the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly make such identifications.

(n)	Affiliates. Offers and sales of Securities will be made only by the Underwriters or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. The Underwriters may perform certain of their services contemplated hereby through their affiliates and any of their affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement.

6.	Free Writing Prospectuses. Each of the Company and the Issuer represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of each of the Company, the Issuer and the Representatives, it has not made and will not make any offer relating to the Securities (other than the Pricing Term Sheet) that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Issuer and the Representatives (including the Pricing Term Sheet) is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Issuer represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Issuer herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Issuer made pursuant to the provisions hereof, to the performance by the Company and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the General Disclosure Package and other customary matters and procedures shall be brought down to a date no more than 2 business days prior to the date hereof. In addition, on the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 2 business days prior to the Closing Date.

(b)	Filing of Pricing Term Sheet and Prospectus. The Pricing Term Sheet and the Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Issuer or any Underwriter, shall be contemplated by the Commission.

(c)	No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date: (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(d)	Opinions of Counsel for the Company and the Issuer. The Representatives shall have received the favorable opinions, dated the Closing Date, of (i) De Brauw Blackstone Westbroek N.V., Dutch counsel for the Company and the Issuer, substantially in the form of Schedule C-1 hereto, (ii) Gibson, Dunn & Crutcher LLP, U.S. counsel and U.S. tax counsel for the Company and the Issuer, substantially in the form of Schedule C-2 and Schedule C-3 hereto, (iii) Charity R. Kohl, Deputy General Counsel, Corporate Secretary for the Company, substantially in the form of Schedule C-4 hereto, and (iv) Gibson, Dunn & Crutcher UK LLP, United Kingdom tax counsel for the Company, substantially in the form of Schedule C-5 hereto, in each case, subject to such customary limitations and assumptions as may be stated therein.

(e)	Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require. In rendering such opinions, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by the laws of the country of The Netherlands upon the opinions referred to above in Section 7(d).

(f)	Company Officer’s Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by one of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, to the effect set forth in Section 7(c)(ii) hereof, and further to the effect that: (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change; (ii) the representations, warranties and covenants of the Company set forth in Section 2 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)	Issuer Officer’s Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by an officer of the Issuer, dated as of the Closing Date, to the effect that: (i) the representations, warranties and covenants of the Issuer set forth in Section 2 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and (ii) the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h)	Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the offer and sale of the Securities as contemplated herein, or to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5(j), 8 and 9 hereof shall at all times be effective and shall survive such termination.

The Company and the Issuer will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.	Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 7 or Section 10 hereof (other than solely because of the termination of this Agreement pursuant to clauses (ii), (iii) or (iv) of Section 10) hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Issuer, jointly and severally, agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses and postage.

9.	Indemnification and Contribution. (a) Indemnification of Underwriters by the Company and the Issuer. The Company and the Issuer, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, its selling agent and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted in Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, selling agent or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Issuer by such Underwriter through the Representatives expressly for use in the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the General Disclosure Package and the Final Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, syndicate covering transactions and penalty bids contained in the eighth paragraph under the caption “Underwriting.” The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Issuer may otherwise have.

(b)	Indemnification of the Company and the Issuer by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Issuer, and each of their respective directors, officers who sign a Registration Statement and each person, if any, who controls either of the Company or the Issuer within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or is otherwise permitted in Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Issuer by such Underwriter through the Representatives expressly for use therein; and to reimburse such indemnified party for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Issuer hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company or the Issuer expressly for use in the Final Prospectus are the statements described in Section 9(a) above. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)	Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party under the indemnity agreement contained in this Section 9 except to the extent it is materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (such counsel to be selected by the Representatives in the case of Sections 9(a) and 9(e) hereof); provided, further, that the Company and the Issuer shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be selected by the Representatives. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)	Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)	Contribution. If the indemnification provided for in this Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (after deducting discounts and commissions to the Underwriters but before deducting expenses) received by the Company and the Issuer bear to the total purchase discounts and commissions received by the Underwriters. The relative fault of the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Issuer, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 9 for purposes of indemnification.

The Company, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(e) are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9(e), each director, officer, selling agent and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company or the Issuer, and each person, if any, who controls the Company or the Issuer within the meaning of the Act and the Exchange Act, shall have the same rights to contribution as the Company and the Issuer.

10.	Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Issuer if at any time: (i) trading or quotation in any of the Company’s or the Issuer’s securities shall have been suspended or materially limited by the Commission, (ii) trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the General Disclosure Package or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company or the Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company or the Issuer regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or the Issuer to any Underwriter, except that the Company and the Issuer shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5(h) and 8 hereof, (b) any Underwriter to the Company and the Issuer, or (c) any party hereto to any other party except that the provisions of Section 9 hereof shall at all times be effective and shall survive such termination.

11.	Survival. The respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Issuer and their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Issuer or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

12.	Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered, emailed or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Citigroup Global Markets Inc.

388 Greenwich Street, New York NY 10013

Attention: General Counsel

Fax: 646-291-1469

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Debt Capital Markets Syndicate, with a copy to General Counsel,

(dbcapmarkets.gcnotices@list.db.com)

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:      Stephen A. Byeff

Facsimile: (212) 701-5715

If to the Company or the Issuer:

LyondellBasell Industries N.V.
4th Floor, One Vine Street
London W1J OAH
United Kingdom

Attention: Treasury Operations US

Email: TreasuryOperationsUS@lyondellbasell.com

and

c/o LYB International Finance III, LLC

Lyondell Chemical Company
2800 Post Oak Blvd
Suite 5100
Houston, Texas 77056
Attention: Treasury Operations US

with a copy to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Hillary H. Holmes
E-mail: HHolmes@gibsondunn.com

Any party hereto may change the address, email or facsimile number for receipt of communications by giving written notice to the others.

13.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

14.	Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives, or any of them, on behalf of the Underwriters, and any such action taken by the Representatives, or any of them, shall be binding upon the Underwriters.

15.	Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.	Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)	Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent federal courts of the United States of America located in the City and County of New York or the competent courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”) as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Service of process or other legal summons to the Company for purposes of any Related Proceeding that may be instituted in any Specified Court shall be delivered to 2800 Post Oak Blvd, Suite 5100, Houston, TX 77056 Attention: General Counsel (the “Service Address”). Service of any process, summons, notice or document sent to the Service Address in any manner permitted by applicable law shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(b)	Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)	Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of each of the Company and the Issuer in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Issuer, as the case may be (but without duplication), an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

17.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date, and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Notes that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives, the Company and the Issuer for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Issuer, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 17. Nothing herein will relieve a defaulting Underwriter from liability for its default.

18.	No Advisory or Fiduciary Responsibility. Each of the Company and the Issuer acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Company, the Issuer and the several Underwriters, and each of the Company and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Issuer or any of their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Issuer with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Issuer on other matters) or any other obligation to the Company or the Issuer except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Issuer and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

19.	Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by The Netherlands or the United Kingdom or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), save to the extent required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriters, provided always that such an increase will not be made on account of any income, franchise or other similar tax in lieu thereof on the overall net income of the payee that would not have been imposed but for the existence of any present or former connection between the payee and the jurisdiction imposing such tax other than any such connection arising as a result of the transactions contemplated under the Transaction Documents. All fees and amounts payable by the Company to the Underwriters under this Agreement are exclusive of any value added tax or any similar taxes (“VAT”). If the transactions described in this Agreement are subject to VAT, and the Underwriters (or any person with which any Underwriter is grouped for VAT purposes) are required to account to a tax authority for that VAT, the Company will, upon receipt of a valid VAT invoice, pay the Underwriters the applicable VAT. If the transactions described in this Agreement are subject to VAT and the Company (or any person with which the Company is grouped for VAT purposes), as the case may be, is required to account to a tax authority for that VAT under the reverse charge procedure, the Company shall account directly for such VAT.

20.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime, if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States;

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For the purposes of this Section 20, the following definitions apply:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.	UK Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters (each a “UK Bail-in Party”), the Issuer and the Company, the Issuer and the Company (each a “Counterparty”) each acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledge, accept, and agree to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-In Party (the “Relevant UK Bail-in Party”) to a Counterparty (the “Relevant Counterparty”) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person, and the issue to or conferral on the Relevant Counterparty of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c)	For the purposes of this Section 21, the following definitions apply:

(i)	“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii)	“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii)	“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

22.	General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the Company and the Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Issuer may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to transactions contemplated by this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ Brendan J. Dalton
Name:	Brendan J. Dalton
Title:	Authorized Person

LYB INTERNATIONAL FINANCE III, LLC

By:	/s/ Brendan J. Dalton
Name:	Brendan J. Dalton
Title:	Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director / Debt Syndicate Deutsche Bank Securities Inc.

By:	/s/ Brendan Murphy
Name: Brendan Murphy
Title: Managing Director / Debt Syndicate Deutsche Bank Securities Inc.

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of 2031 Notes	Aggregate Principal Amount of 2036 Notes
Citigroup Global Markets Inc.	$66,666,000	$133,334,000
Deutsche Bank Securities Inc.	$66,666,000	$133,334,000
J.P. Morgan Securities LLC	$66,666,000	$133,334,000
BofA Securities, Inc.	$25,000,000	$50,000,000
Mizuho Securities USA LLC	$25,000,000	$50,000,000
Morgan Stanley & Co. LLC	$25,000,000	$50,000,000
Wells Fargo Securities, LLC	$25,000,000	$50,000,000
Barclays Capital Inc.	$16,667,000	$33,333,000
BNP Paribas Securities Corp.	$16,667,000	$33,333,000
ING Financial Markets LLC	$16,667,000	$33,333,000
MUFG Securities Americas Inc.	$16,667,000	$33,333,000
SMBC Nikko Securities America, Inc.	$16,667,000	$33,333,000
UniCredit Capital Markets LLC	$16,667,000	$33,333,000
Academy Securities, Inc.	$15,000,000	$30,000,000
Scotia Capital (USA) Inc.	$10,000,000	$20,000,000
Goldman Sachs & Co. LLC	$10,000,000	$20,000,000
PNC Capital Markets LLC	$10,000,000	$20,000,000
Santander US Capital Markets LLC	$10,000,000	$20,000,000
Standard Chartered Bank	$10,000,000	$20,000,000
TD Securities (USA) LLC	$10,000,000	$20,000,000
Truist Securities, Inc.	$10,000,000	$20,000,000
BNY Mellon Capital Markets, LLC	$7,500,000	$15,000,000
Loop Capital Markets LLC	$7,500,000	$15,000,000
Total	$500,000,000	$1,000,000,000

Schedule A

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

Pricing Term Sheet dated November 10, 2025.

2.	Other Information Included in the General Disclosure Package

None.

Schedule B

SCHEDULE C-1

Form of Opinion of De Brauw Blackstone Westbroek N.V.

Dutch Counsel to the Guarantor and the Issuer

(a)	The Guarantor has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Guarantor has the corporate power to enter into and perform the Agreements.

(ii)	The Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Agreements.

(iii)	The Guarantor has validly signed the Agreements and the Officer’s Certificate.

(c)

(i)	The Guarantor does not require any governmental licence, dispensation, recognition or other consent for its entry into and performance of the Agreements.

(ii)	There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against the Guarantor of the Agreements.

(d)	The Guarantor’s entry into and performance of the Agreements do not violate Dutch law or its articles of association.

(e)

(i)	The choice of New York Law as the governing law of each Agreement and the Notes is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Guarantor of the Agreements.

(f)

(i)	The validity and binding effect on and enforceability against the Guarantor of the submission to the jurisdiction of the New York Court in the Agreements and:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)	A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in the State of New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

Schedule C-1

(iii)	The Guarantor is not entitled to immunity from legal proceedings nor are its assets immune from execution.

(g)

(i)	No Dutch Taxes must be withheld by the Guarantor from any amount realized or deemed realized by the Counterparty under the Agreements except potentially, if the Guarantor and the Counterparty are Related.

(ii)	No Dutch Taxes of a documentary nature, such as capital tax or stamp or registration tax or duty, are payable by any Underwriter or the Trustee solely as a result of its entry into, performance or enforcement of the Agreements.

(iii)	The Underwriters or the Trustee will not become or be deemed resident in the Netherlands for the purpose of, or become subject to, Dutch Taxes solely as a result of its entry into, performance or enforcement of any Agreement.

(iv)	The statements in the Prospectus Supplement under the heading “Material Dutch Tax Considerations,” to the extent that they are statements as to Dutch Tax law, are correct.

Schedule C-1

SCHEDULE C-2

Form of Opinion of Gibson, Dunn & Crutcher LLP

U.S. Counsel and U.S. Tax Counsel to the Company

1.            The Company is a validly existing limited liability company in good standing under the laws of the State of Delaware.

2.            The Company has all requisite limited liability company power to execute and deliver the Note Documents and to perform its obligations thereunder.

3.            The execution and delivery by the Company of the Note Documents and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company action. Each of the Note Documents (other than the Notes) has been duly executed and delivered by the Company.

4.            The Indenture constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

5.            The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.            When the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantee set forth in the Indenture will be a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

7.            The execution and delivery by each of the Company and the Guarantor of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company and the Guarantor of the Notes and the Guarantee to the Underwriters pursuant to the Underwriting Agreement:

(i)            do not and will not violate the certificate of formation or limited liability company agreement of the Company;

(ii)            do not and will not, based solely upon review of such agreements, result in a breach of or default under the agreements listed on Annex A by the Company or the Guarantor; and

(iii)            do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware Limited Liability Company Act or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), except for such filings or approvals as already have been made or obtained.

Schedule C-2

8.            Insofar as the statements in the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes” purport to describe specific provisions of the Notes or the other Specified Note Documents, such statements present in all material respects an accurate summary of such provisions.

9.            To the extent that the statements in the General Disclosure Package and the Prospectus under the caption “Tax Consequences—Material U.S. Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions.

10.            The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 10, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

Schedule C-2

SCHEDULE C-3

Form of Negative Assurance Letter of Gibson, Dunn & Crutcher LLP

U.S. Counsel and U.S. Tax Counsel to the Company

Based solely on the representations and warranties of the Company contained in the Underwriting Agreement as to factual matters, we are of the view that the Registration Statement is effective under the Securities Act and that the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. To our knowledge, based solely upon our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at 8:00 a.m., Eastern time, on November 13, 2025, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us or as specifically addressed in paragraphs 8 and 9 of our legal opinion addressed to you of even date herewith. Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for (1) the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein and (2) the Statement of Eligibility on Form T-1 of the Trustee, as to all of which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Schedule C-3

SCHEDULE C-4

Form of LyondellBasell In-House Opinion

Each of the Significant Subsidiaries organized under the laws of a U.S. jurisdiction is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate, limited liability company or limited partnership) under such laws to own its properties and conduct its business as described in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Change; and all the outstanding shares of capital stock or other ownership interests of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except (i) any Liens permitted under the indentures, as amended or supplemented, dated as of:

(a)	July 16, 2013, relating to the 5.250% Guaranteed Notes due 2043 and 4.875% Guaranteed Notes due 2044 issued by LYB International Finance B.V. and guaranteed by the Company;

(b)	March 5, 2015, relating to the Company’s 4.625% Senior Notes due 2055;

(c)	March 2, 2016, relating to the 3.500% Guaranteed Notes due 2027, 0.875% Guaranteed Notes due 2026, and 1.625% Guaranteed Notes due 2031 issued by LYB International Finance II B.V. and guaranteed by the Company; and

(d)	October 10, 2019, relating to the 4.200% Guaranteed Notes due 2049, 3.375% Guaranteed Notes due 2030, 4.200% Guaranteed Notes due 2050, 2.250% Guaranteed Notes due 2030, 3.375% Guaranteed Notes due 2040, 3.625% Guaranteed Notes due 2051, 3.800% Guaranteed Notes due 2060, 5.625% Guaranteed Notes due 2033, 5.500% Guaranteed Notes due 2034 and 6.150% Guaranteed Notes due 2035 issued by the Issuer and guaranteed by the Company; or

(ii) as otherwise set forth in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them) are owned, directly or indirectly by the Company, free and clear of all consensual liens, encumbrances, equities and similar claims.

2.            Other than as set forth or contemplated in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, to the best of my knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

3.            Except as disclosed in the General Disclosure Package and the Final Prospectus, to the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

Schedule C-4

SCHEDULE C-5

Form of Opinion of Gibson, Dunn & Crutcher LLP

U.K. Tax Counsel to the Company

Subject to the assumptions contained in paragraph 3 of this opinion, the other matters set out in this opinion, and the qualification contained in paragraph 5 of this opinion, we are of the opinion that, as at today’s date, the summary in the Prospectus under the heading “Tax Consequences—Material U.K. Tax Considerations,” insofar as it summarises the provisions of certain tax laws of the United Kingdom and subject to any assumptions, limitations or qualifications contained therein, constitutes a fair and accurate summary in all material respects.

Schedule C-5

Exhibit A

Issuer Free Writing Prospectus, dated November 10, 2025

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration No. 333-283755

LYB International Finance III, LLC

$500,000,000 5.125% Guaranteed Notes due 2031

$1,000,000,000 5.875% Guaranteed Notes due 2036

Pricing Term Sheet dated November 10, 2025

Issuer:	LYB International Finance III, LLC

Parent Guarantor:	LyondellBasell Industries N.V.

Security Description:	$500,000,000 5.125% Guaranteed Notes due 2031 (the “2031 Notes”) $1,000,000,000 5.875% Guaranteed Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”)

Distribution:	SEC-registered

Principal Amount:	2031 Notes: $500,000,000 2036 Notes: $1,000,000,000

Coupon:	2031 Notes: 5.125% 2036 Notes: 5.875%

Public Offering Price:	2031 Notes: 99.806% of the principal amount 2036 Notes: 99.279% of the principal amount

Yield to Maturity:	2031 Notes: 5.165% 2036 Notes: 5.968%

Benchmark:	2031 Notes: UST 3.625% due October 31, 2030 2036 Notes: UST 4.250% due August 15, 2035

Exhibit A-1

Spread to Benchmark:	2031 Notes: +145 basis points 2036 Notes: +185 basis points

Benchmark Treasury Price / Yield:	2031 Notes: 99-19 / 3.715% 2036 Notes: 101-01+ / 4.118%

Trade Date:	November 10, 2025

Settlement Date*:	November 13, 2025 (T+2)

Maturity Date:	2031 Notes: January 15, 2031 2036 Notes: January 15, 2036

Record Date:	January 1 and July 1 of each year

Interest Payment Dates:	January 15 and July 15 of each year

First Interest Payment Date:	July 15, 2026

Optional Redemption:
Make-Whole Call:	2031 Notes: T+25 basis points (at any time before December 15, 2030) 2036 Notes: T+30 basis points (at any time before October 15, 2035)

Par Call:	2031 Notes: At any time on or after December 15, 2030 2036 Notes: At any time on or after October 15, 2035

Change of Control Triggering Event:	Puttable at 101% of principal plus accrued and unpaid interest, if any

Denominations/Multiple:	$2,000 / $1,000

CUSIP / ISIN:	2031 Notes: 50249A AQ6/ US50249AAQ67 2036 Notes: 50249A AR4/ US50249AAR41

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC BofA Securities, Inc. Mizuho Securities USA LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

ING Financial Markets LLC

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

UniCredit Capital Markets LLC

Academy Securities, Inc.

Scotia Capital (USA) Inc.

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

Santander US Capital Markets LLC

Standard Chartered Bank

TD Securities (USA) LLC

Truist Securities, Inc.

BNY Mellon Capital Markets, LLC

Loop Capital Markets LLC

Exhibit A-2

_____________________________________________

*Note: It is expected that delivery of the Notes will be made against payment therefor on or about November 13, 2025, which will be the second business day following the date of the pricing of the Notes (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day preceding the date of delivery of the Notes will be required, by virtue of the fact that the Notes will initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day preceding the date of delivery of the Notes should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC that are incorporated into the prospectus supplement for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit A-3